Exhibit 10.1

Certain identified information has been omitted from this document because it is not material and is treated as private or confidential. Such information has been marked with “[***]” to indicate where omissions have been made.

LOAN AGREEMENT

This Loan Agreement dated as of August 24, 2021, is entered into by and between CGSF Group LLC (formerly known as CGV Group LLC) (“Borrower”) and SFNY Holdings, Inc. (“Lender”).

RECITALS

WHEREAS, Borrower has requested Lender to lend it up to the sum of Eighteen Million and No/100 Dollars ($18,000,000.00) (the “Loan Amount”) the proceeds of which are for Borrower’s use funding Borrower’s Loan Commitment Amount, as such term is defined in that certain Amended and Restated Loan Agreement (as may be amended, supplemented, modified and/or restated from time to time, the “CGSF Loan Agreement”), dated as of the date hereof, by and between the Shinnecock Indian Nation, a federally recognized Indian tribe, and Little Beach Harvest LLC, a wholly-owned corporation of the Nation, as borrowers and Borrower, as lender.

WHEREAS, Lender is willing to lend the Loan Amount to Borrower upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.             DEFINITIONS; LOAN AND TERMS OF PAYMENT.

1.1           Definitions. As used in this Agreement, the following terms shall have the following respective definitions:

“Business Day” means each day other than a Saturday, a Sunday, a United States federal holiday, or other day on which commercial banks in New York are not open for business.

“Closing Date” means the date of this Agreement.

“Event of Default” means any event specified in Article 8 hereof.

“Indebtedness” means (a) all indebtedness for borrowed money and (b) all obligations evidenced by notes, bonds, debentures or similar investments.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditor, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Lender Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding or Event of Default, whether or not suit is brought.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, the Note and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Maturity Date” shall mean the fifteenth anniversary of the Closing Date.

“Note” is defined in Section 1.2(c).

“Obligations” means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, association, corporation, institution, public benefit corporation, joint stock company, estate, entity or governmental agency.

1.2           Credit Extensions

(a)           SFNY Loan. Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Lender shall make advances to the Borrower in an aggregate principal amount outstanding at any one time not to exceed the Loan Amount, and the Borrower may borrow under this Section 1.2(a), repay or prepay such advances, and reborrow under this Section 1.2(a). The amounts loaned to the Borrower pursuant to the credit facility described in this Section 1.2(a) are referred to herein as the “SFNY Loan”.

(b)           Repayment. Interest and principal shall be payable in an amount and at such times as Borrower, as lender, shall have received payment under the CGSF Loan Agreement but in any event all Obligations shall be due and payable on the Maturity Date.

(c)           Promissory Note. The SFNY Loan shall be evidenced by a promissory note (the “Note”) in the principal amount of $18,000,000 and in form and substance satisfactory to Lender.

1.3           Interest Rates, Payments, and Calculations.

(a)           Interest Rate. Except as set forth in Section (b), the SFNY Loan shall bear interest at a rate equal to 9.00% per annum.

(b)           Payments. Borrower promises to pay to the order of Lender, in lawful money of the United States of America, the principal amount of the SFNY Loan as provided in this Agreement plus interest on the unpaid principal amount of such SFNY Loan at rates in accordance with the terms hereof. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Lender will receive the entire amount of any Obligations payable hereunder, regardless of the source of payment.

1.4           Term. This Agreement shall become effective on the Closing Date and shall continue in full force and effect for so long as any Obligations remain outstanding.

2.             CONDITIONS OF LOANS.

2.1           Conditions Precedent to SFNY Loan. The obligation of Lender to make the SFNY Loan is subject to the conditions precedent that Lender shall have received, in form and substance satisfactory to Lender, and, as appropriate, executed by Borrower, the following:

(a)          this Agreement;

(b)          the Note;

(c)          the CGSF Loan Agreement, executed and delivered by the parties thereto;

(d)          All corporate and other legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement and other Loan Documents (including certified organizational documents, resolutions and incumbency certificates) shall be reasonably satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information and copies of all documents and records of all corporate and other legal proceedings which the Lender or its counsel has requested, such documents where appropriate to be certified by proper corporate, governmental or other authorities, and in form and substance satisfactory to the Lender;

(e)          All corporate, governmental and judicial consents, approvals and waivers and other third party consents, approvals and waivers required to be obtained by the Lender or the Borrower in connection with the entry into, or performance of, this Agreement and the other Loan Documents, shall have been obtained and, if applicable, become final and nonappealable, and shall remain in full force and effect, without the imposition of any conditions that are not acceptable to the Lender;

(f)          The Lender shall have received a borrowing notice specifying the amount of such intended borrowing; and

(g)          Borrower shall from time to time execute and deliver to Lender, at the reasonable request of Lender, all other documents that Lender may reasonably request, in form reasonably satisfactory to Lender in order to fully consummate all of the transactions contemplated under the Loan Documents.

3.              [RESERVED].

4.              REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lender that:

4.1           Status. The Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware. The Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged.

4.2           Power and Authority; Enforceability. The Borrower has the power to execute, deliver and carry out the terms and provisions of the Loan Documents, and the Borrower has taken all necessary action (including any consent of shareholders required by applicable law or by its organizational documents) to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents constitute the authorized, valid and legally binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable debtor relief laws and by general principles of equity.

4.3           No Conflict. The execution, delivery, and performance of the Loan Documents will not constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.

4.4           Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

4.5           Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

4.6           Taxes. Borrower has filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

4.7           Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.              AFFIRMATIVE COVENANTS.

The Borrower covenants that from the Closing Date of this Agreement until the SFNY Loan has been fully paid and no Obligations remain, it will:

5.1           Existence. Borrower shall at all times preserve and keep in full force and effect its limited liability company existence and its good standing in all states in which it is formed or required to qualified to do business.

5.2           Compliance with Law. The Borrower shall comply with all applicable laws, and obtain or maintain all permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of its properties and the conduct of its business the failure of which could reasonably be expected to result in a material adverse change.

5.3           Taxes. Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law.

5.4           Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

6.              EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default under this Agreement.

6.1           Payment Default. If Borrower fails to pay, when due, any of the Obligations hereunder beyond any applicable periods for cure thereof;

6.2           Insolvency or Bankruptcy. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days;

7.              LENDER’S RIGHTS AND REMEDIES.

7.1           Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)           Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 6.2, all Obligations shall become immediately due and payable without any action by Lender).

(b)           Do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral.

7.2           Remedies in General. In the event of acceleration pursuant to Section 7.1, all principal and interest, premium, fees, and other amounts shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and the Lender may proceed to protect and enforce its rights under the Loan Documents in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise. In addition to all other rights hereunder or under applicable law, the Lender shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise. All rights and remedies given by this Agreement, the Note and the other Loan Documents are cumulative and not exclusive of any of such rights or remedies or of any other rights or remedies available to the Lender, and no course of dealing between Borrower, on one hand, and the Lender, on the other hand, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by the Lender.

7.3           Demand; Protest. In the case of an Event of Default, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

8.             NOTICES; ADDRESS FOR PAYMENT.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by email to Borrower or to Lender, as the case may be, at its addresses set forth below:

If to Borrower:               CGSF Group LLC

c/o TILT Holdings, Inc.

2801 E. Camelback Rd., Suite 180

Phoenix, AZ 85016

Attn: Legal

Email: [***]

If to Lender:                    SFNY Holdings, Inc.

c/o TILT Holdings, Inc.

2801 E. Camelback Rd., Suite 180

Phoenix, AZ 85016

Attn : Legal

Email: [***]

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

All payments shall be made to Lender’s address for notice under this Section, or such other address as Lender may specify from time to time pursuant to this Section.

9.             CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

9.1           Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

9.2           Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

9.3           Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.2 of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.            GENERAL PROVISIONS.

10.1         Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits hereunder or under any Loan Document.

10.2         Indemnification. Borrower shall defend, indemnify and hold harmless Lender and its agents and representatives against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Lender’s Expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower under this Agreement (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Lender’s willful misconduct or intentional breach of this Agreement.

10.3         Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

10.4         Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.5         Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

10.6         Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

10.7         Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnity Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed as of the date first above written.

CGSF GROUP LLC

By: Standard Farms New York, LLC Its: Manager

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: Authorized Signatory

SFNY HOLDINGS, INC.

By:	/s/ Gary F. Santo, Jr.
Name: Gary F. Santo, Jr.
Title: Authorized Signatory